EXHIBIT 23.2

NOTICE REGARDING LACK OF CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933, as amended (the “Securities Act”) provides that any person acquiring a security pursuant to a registration statement may sue every accountant who has with its consent been named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation that is used in connection with the registration statement, if that part of the registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (unless it is proved that at the time of such acquisition such person knew of such untruth or omission).

The Form 10-K to which this notice is filed as an exhibit is incorporated by reference into the Company’s filings on Form S-8 (File Nos. 33-92438, 333-58572, 333-38570, 333-77357, 333-71623, 333-42279, and 333-11129, collectively the “Registration Statements”) and, for purposes of determining any liability under the Securities Act, each Registration Statement into which this Form 10-K is incorporated by reference is deemed to be a new registration statement

On July 16, 2002, the Company dismissed Arthur Anderson LLP (“Andersen”) as its independent auditor and engaged Deloitte & Touche LLP (“Deloitte”) to serve as its independent auditor for the fiscal year ended December 31, 2002. The decision to dismiss Andersen and engage Deloitte was recommended and approved by the Company’s Audit Committee and was approved by the Board of Directors. For additional information, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2002. After reasonable efforts, the Company has been unable to obtain Andersen’s written consent to the incorporation by reference into the Registration Statements of Andersen’s audit report with respect to the Company’s consolidated financial statements as of December 31, 2000, and for the fiscal year then ended. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this Form 10-K without a written consent from Andersen. As a result, however, the Company believes that you would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act for any purchases of the Company’s securities pursuant to the Registration Statements made on or after the date of this Form 10-K.